Exhibit 5.1

[Heller Ehrman Letterhead]

December 30, 2002

REMEC, Inc.

3790 Via de la Valle

Suite 311

Del Mar, CA 92014

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to REMEC, Inc., a California corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) which the Company proposes to file with the Securities Exchange Commission on or about December 30, 2002 for the purposes of registering under the Securities Act of 1933, as amended, 3,500,000 shares of its Common Stock, $0.01 par value (the “Shares”), issuable under the Spectrian Corporation 1992 Stock Plan, as amended, the Spectrian Corporation 1994 Director Option Plan, as amended, the Spectrian 1998 Nonstatutory Stock Option Plan, as amended, the Spectrian 1998 Employee Stock Purchase Plan, as amended (collectively, the “Plans”), and certain non-plan stock options issued pursuant to written compensation contracts (collectively, the “Compensation Contracts”).

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.  We have based our opinion upon our examination of the following records, documents and instruments:

(a)                                  The Restated Articles of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of California as of December 27, 2002, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

(b)                                 The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(d)                                 A Certificate of Status — Domestic Corporation relating to the Company issued by the Secretary of State of the State of California dated December 20, 2002;

(e)                                  A letter from the Franchise Tax Board of the State of California stating that the Company is in good standing with that agency, dated December 18, 2002;

(f)                                    A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

(g)                                 The Registration Statement;

(h)                                 The Plans;

(i)                                     The Compensation Contracts; and

(j)                                     A letter from Mellon Investor Services LLC, the Company’s transfer agent, dated December 30, 2002, as to the number of shares of the Company’s Common Stock that were outstanding on December 27, 2002.

This opinion is limited to the federal law of the United States of America and the California Corporations Code.  We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) sufficient shares of the Company’s Common Stock remain properly reserved for issuance such that, upon issuance of the Shares under the Plans, the number of issued and outstanding shares of the Company’s Common Stock does not exceed the authorized number of shares of the Company’s Common Stock, (iii) the full consideration stated in the Plans is paid for each Share, (iv) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued by the Company, will be validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit.  This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent.  We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Heller Ehrman White & McAuliffe LLP